Exhibit 4.44

ENTERGY LOUISIANA, LLC
(as successor by merger to Entergy Gulf States Power, LLC)

4809 Jefferson Highway
Jefferson, Louisiana 70121

TO
THE BANK OF NEW YORK MELLON
(formerly The Bank of New York, successor to JPMorgan Chase Bank, N.A.)
as Trustee

101 Barclay Street
New York, New York 10286
__________________

_____________ Supplemental Indenture
Dated as of __________, 20__
__________________

Relating to an Issue of First Mortgage Bonds,
___% Series due _____________
and Supplementing Indenture of Mortgage
dated September 1, 1926
__________________
THIS INSTRUMENT GRANTS A SECURITY
INTEREST BY A UTILITY
THIS INSTRUMENT CONTAINS AFTER-ACQUIRED
PROPERTY PROVISIONS
1

THIS _____________ SUPPLEMENTAL INDENTURE, dated as of the ___ day of _______, 20__, by and between ENTERGY LOUISIANA, LLC (formerly Entergy Louisiana Power, LLC, successor by merger to Entergy Gulf States Power, LLC, a limited liability company (hereinafter sometimes called the “Predecessor Company”) that was successor to Entergy Gulf States Louisiana, LLC, a Texas limited liability company (formerly Entergy Gulf States Louisiana, L.L.C., a Louisiana limited liability company) (hereinafter sometimes called “EGSL”) that was successor by merger to Entergy Gulf States, Inc. (formerly Gulf States Utilities Company), a Texas corporation (hereinafter sometimes called the “Original Company”)), a limited liability company duly organized and existing under the laws of the State of Texas (hereinafter sometimes called the “Company”), party of the first part, and THE BANK OF NEW YORK MELLON (formerly The Bank of New York, successor to JPMorgan Chase Bank, N. A.), a New York banking corporation and having its corporate trust office in the Borough of Manhattan, City and State of New York, as successor trustee under the Indenture of Mortgage and indentures supplemental thereto hereinafter mentioned (hereinafter sometimes called the “Trustee”), party of the second part;
WHEREAS, the Original Company heretofore executed and delivered its Indenture of Mortgage, dated September 1, 1926 (hereinafter sometimes called the “Original Indenture”), to The Chase National Bank of the City of New York, as trustee, in and by which the Original Company conveyed and mortgaged to said The Chase National Bank of the City of New York, as trustee, certain property, therein described, to secure the payment of its bonds issued and to be issued under said Original Indenture in one or more series, as therein provided; and
WHEREAS, the Original Company heretofore executed and delivered to The Chase National Bank of the City of New York, as trustee, the First through the Fourth Supplemental Indentures, all supplementing and modifying said Original Indenture; and
WHEREAS, on March 21, 1939, The Chase National Bank of the City of New York resigned as trustee under the Original Indenture and all indentures supplemental thereto as aforesaid, pursuant to Section 4 of Article XIV of the Original Indenture, and by an Indenture dated March 21, 1939 said resignation was accepted and Central Hanover Bank and Trust Company was duly appointed the successor trustee under the Original Indenture and all indentures supplemental thereto, said resignation and appointment both being effective as of March 21, 1939, and the Central Hanover Bank and Trust Company did by said Indenture dated March 21, 1939 accept the trust under the Original Indenture and all indentures supplemental thereto; and
WHEREAS, the Original Company heretofore executed and delivered to Central Hanover Bank and Trust Company, as successor trustee, the Fifth through the Tenth Supplemental Indentures, supplementing and modifying said Original Indenture; and
WHEREAS, the name of Central Hanover Bank and Trust Company, successor trustee, as aforesaid, was changed effective June 30, 1951 to “The Hanover Bank”; and
WHEREAS, the Original Company heretofore executed and delivered to The Hanover Bank, as successor trustee, the Eleventh through the Twentieth Supplemental Indentures, supplementing and modifying said Original Indenture; and
WHEREAS, on September 8, 1961, pursuant to the laws of the State of New York, The Hanover Bank, successor trustee, as aforesaid, was duly merged into Manufacturers Trust Company, a New York corporation, under the name “Manufacturers Hanover Trust Company,” and Manufacturers Hanover Trust Company thereupon became the duly constituted successor trustee under the Original Indenture, as supplemented and modified as aforesaid; and

WHEREAS, the Original Company heretofore executed and delivered to Manufacturers Hanover Trust Company, as successor trustee, the Twenty-first through the Fifty-fourth Supplemental Indentures, supplementing and modifying said Original Indenture; and
WHEREAS, on June 19, 1992, pursuant to the laws of the State of New York, Manufacturers Hanover Trust Company, successor trustee, as aforesaid, was duly merged into Chemical Bank, a New York corporation, under the name “Chemical Bank,” and Chemical Bank thereupon became the duly constituted successor trustee under the Original Indenture, as supplemented and modified as aforesaid; and
WHEREAS, the Original Company heretofore executed and delivered to Chemical Bank, as successor trustee, the Fifty-fifth through the Fifty-seventh Supplemental Indentures, supplementing and modifying said Original Indenture; and
WHEREAS, effective July 14, 1996, Chemical Bank, successor trustee, as aforesaid, was duly merged with and its name was duly changed to “The Chase Manhattan Bank”; and
WHEREAS, the Original Company heretofore executed and delivered to The Chase Manhattan Bank, as successor trustee, the Fifty-eighth through Sixtieth Supplemental Indentures, supplementing and modifying said Original Indenture; and
WHEREAS, the name of The Chase Manhattan Bank, successor trustee, as aforesaid, was duly changed effective November 10, 2001 to “JPMorgan Chase Bank”; and
WHEREAS, the Original Company heretofore executed and delivered to JPMorgan Chase Bank, as successor trustee, the Sixty-first through Sixty-seventh Supplemental Indentures, supplementing and modifying said Original Indenture; and
WHEREAS, effective November 13, 2004, JPMorgan Chase Bank, successor trustee, was converted from a New York corporation to a national banking association under the name “JPMorgan Chase Bank, N.A.”; and
WHEREAS, the Original Company heretofore executed and delivered to JPMorgan Chase Bank, N.A., as successor trustee, the Sixty-eighth through Seventy-fourth Supplemental Indentures, supplementing and modifying said Original Indenture; and
WHEREAS, on October 3, 2007, JPMorgan Chase Bank, N.A. resigned as trustee under the Original Indenture and all indentures supplemental thereto as aforesaid, by an Agreement of Resignation, Appointment and Acceptance dated October 3, 2007, said resignation was accepted, and The Bank of New York was duly appointed the successor trustee under the Original Indenture and all indentures supplemental thereto, said resignation and appointment both being effective as of October 3, 2007, and The Bank of New York did by said Agreement dated October 3, 2007 accept the trust under the Original Indenture and all indentures supplemental thereto; and
WHEREAS, effective as of December 26, 2007, the Original Company obtained the release from the lien of the Original Indenture, as supplemented and modified, of all of its real property located in Texas and substantially all of its personal property located in Texas that was part of the trust estate, together with certain associated rights, privileges and franchises, as well as certain undivided interests in mortgaged property located in Louisiana, as more particularly described in the instruments of partial release filed with respect thereto on or before December 26, 2007; and

WHEREAS, effective as of 1:00 P.M. Central Standard Time, December 31, 2007, the Original Company underwent a merger by division under Texas law pursuant to which, among other things, all of its property located in Texas, together with certain property located in Louisiana, was allocated to Entergy Texas, Inc., substantially all of its property located in Louisiana was retained by the Original Company, and all of its obligations and liabilities under the Original Indenture, as supplemented and modified, and the Bonds were retained by the Original Company; and
WHEREAS, effective as of 4:00 P.M. Central Standard Time, December 31, 2007, the Original Company merged (hereinafter sometimes called the “2007 Merger”) into EGSL pursuant to an Agreement and Plan of Merger and Reorganization of Entergy Gulf States, Inc. into Entergy Gulf States Louisiana, L.L.C. and a Certificate and Articles of Merger (hereinafter sometimes collectively called the “2007 Merger Documents”), pursuant to which, among other things, (1) all of the rights, privileges, franchises, assets, liabilities and obligations of the Original Company were allocated to EGSL; and (2) the identity of the Original Company was merged into that of EGSL; and
WHEREAS, pursuant to Section 14.01 of the Original Indenture, as restated by the Seventh Supplemental Indenture, EGSL and the Trustee executed the Seventy-fifth Supplemental Indenture dated as of December 31, 2007 whereby EGSL assumed and agreed to pay duly and punctually the principal of and interest on the Bonds issued under the Original Indenture, as supplemented and modified, in accordance with the provisions of said Bonds and the Original Indenture, as supplemented and modified, and agreed to perform and fulfill all the terms, covenants and conditions of the Original Indenture, as supplemented and modified, binding the Original Company; and
WHEREAS, pursuant to Section 14.02 of the Original Indenture, as restated by the Seventh Supplemental Indenture, EGSL succeeded to the Original Company under the Original Indenture and all indentures supplemental thereto with the same effect as if it had been named in the Original Indenture, as supplemented and modified, as the mortgagor company and in the Bonds as the obligor thereon or maker thereof; and
WHEREAS, pursuant to Section 14.03 of the Original Indenture, as restated by the Seventh Supplemental Indenture, in respect of property owned by the Original Company at the time of the 2007 Merger as provided in Section 14.01 of the Original Indenture, as restated by the Seventh Supplemental Indenture, and substitutions, replacements, additions, betterments, developments, extensions and enlargements thereto subsequently made, constructed or acquired, the rights and duties of EGSL were the same as the rights and duties of the Original Company would have been had the 2007 Merger not taken place; and
WHEREAS, pursuant to Section 14.04 of the Original Indenture, as restated by the Seventh Supplemental Indenture, in respect of property at the time of the 2007 Merger owned by EGSL and/or of property thereafter acquired by EGSL except said substitutions, replacements, additions, betterments, developments, extensions and enlargements to, of or upon the property owned by the Original Company referred to in Section 14.03 of the Original Indenture, as restated by the Seventh Supplemental Indenture, the Original Indenture, as supplemented and modified shall not become or be a lien upon any of such property; and
WHEREAS, effective as of March 25, 2008, EGSL obtained the release from the lien of the Original Indenture, as supplemented and modified, of all of the remainder of its property located in Texas that was part of the trust estate, together with certain associated rights, privileges and franchises, as well as certain undivided interests in mortgaged property located in Louisiana, as more particularly described in the instruments of partial release filed with respect thereto on or before March 25, 2008; and
WHEREAS, the name of The Bank of New York, successor trustee, as aforesaid, was duly changed effective July 1, 2008 to “The Bank of New York Mellon”; and

WHEREAS, EGSL heretofore executed and delivered to The Bank of New York Mellon, as successor trustee, the Seventy-sixth through Eighty-first Supplemental Indentures, supplementing and modifying said Original Indenture; and
WHEREAS, on September 21, 2015, EGSL converted to a Texas limited liability company and changed its name to Entergy Gulf States Louisiana, LLC; and
WHEREAS, effective as of 10:03 A.M. Central Standard Time, October 1, 2015, EGSL transferred (hereinafter sometimes called the “2015 Transfer”), subject to the lien of the Indenture, the trust estate as, or substantially as, an entirety to the Predecessor Company pursuant to an Agreement and Plan of Merger and Reorganization of Entergy Gulf States Louisiana, LLC and Entergy Gulf States Power, LLC and a Certificate of Merger (hereinafter sometimes collectively called the “2015 Transfer Documents”), pursuant to which, among other things, (1) the trust estate as, or substantially as, an entirety, was allocated to the Predecessor Company; and (2) all of the obligations of EGSL under the Indenture and the Bonds outstanding thereunder were allocated to the Predecessor Company; and
WHEREAS, pursuant to Section 14.01 of the Original Indenture, as restated by the Seventh Supplemental Indenture, the Predecessor Company and the Trustee executed the Eighty-second Supplemental Indenture dated as of October 1, 2015 whereby the Predecessor Company assumed and agreed to pay duly and punctually the principal of and interest on the Bonds issued under the Original Indenture, as supplemented and modified in accordance with the provisions of said Bonds and the Original Indenture, as supplemented and modified, and agreed to perform and fulfill all the terms, covenants and conditions of the Original Indenture, as supplemented and modified, binding on EGSL; and
WHEREAS, pursuant to Section 14.02 of the Original Indenture, as restated by the Seventh Supplemental Indenture, the Predecessor Company succeeded to EGSL under the Original Indenture and all indentures supplemental thereto with the same effect as if it had been named in the Original Indenture, as supplemented and modified, as the mortgagor company and in the Bonds as the obligor thereon or maker thereof; and
WHEREAS, pursuant to Section 14.03 of the Original Indenture, as restated by the Seventh Supplemental Indenture, in respect of property owned by EGSL at the time of the 2015 Transfer as provided in Section 14.01 of the Original Indenture, as restated by the Seventh Supplemental Indenture, and substitutions, replacements, additions, betterments, developments, extensions and enlargements thereto subsequently made, constructed or acquired, the rights and duties of the Predecessor Company were the same as the rights and duties of EGSL would have been had the 2015 Transfer not taken place; and
WHEREAS, pursuant to Section 14.04 of the Original Indenture, as restated by the Seventh Supplemental Indenture, in respect of property at the time of the 2015 Transfer owned by the Predecessor Company and/or of property thereafter acquired by the Predecessor Company except said substitutions, replacements, additions, betterments, developments, extensions and enlargements to, of or upon the property owned by EGSL referred to in Section 14.03 of the Original Indenture, as restated by the Seventh Supplemental Indenture, the Original Indenture, as supplemented and modified shall not become or be a lien upon any of such property; and
WHEREAS, effective as of 10:05 A.M. Central Time, October 1, 2015, the Predecessor Company was merged (hereinafter sometimes called the “2015 Merger”) into the Company pursuant to a Plan of Merger of Entergy Gulf States Power, LLC into Entergy Louisiana Power, LLC and a Certificate of Merger (hereinafter sometimes collectively called the “2015 Merger Documents”), pursuant to which, among other things, (1) all of the rights, privileges, franchises, assets, liabilities and obligations of the Predecessor Company were allocated to the Company; and (2) the identity of the Predecessor Company was merged into that of the Company; and

WHEREAS, effective as of 2:02 P.M. Central Time, October 1, 2015, the Company changed its name to “Entergy Louisiana, LLC”; and
WHEREAS, pursuant to Section 14.01 of the Original Indenture, as restated by the Seventh Supplemental Indenture, the Company and the Trustee executed the Eighty-third Supplemental Indenture dated as of October 1, 2015 whereby the Company assumed and agreed to pay duly and punctually the principal of and interest on the Bonds issued under the Original Indenture, as supplemented and modified in accordance with the provisions of said Bonds and the Original Indenture, as supplemented and modified, and agreed to perform and fulfill all the terms, covenants and conditions of the Original Indenture, as supplemented and modified, binding on the Predecessor Company; and
WHEREAS, pursuant to Section 14.02 of the Original Indenture, as restated by the Seventh Supplemental Indenture, the Company succeeded to the Predecessor Company under the Original Indenture and all indentures supplemental thereto with the same effect as if it had been named in the Original Indenture, as supplemented and modified, as the mortgagor company and in the Bonds as the obligor thereon or maker thereof; and
WHEREAS, pursuant to Section 14.03 of the Original Indenture, as restated by the Seventh Supplemental Indenture, in respect of property owned by the Predecessor Company at the time of the 2015 Merger as provided in Section 14.01 of the Original Indenture, as restated by the Seventh Supplemental Indenture, and substitutions, replacements, additions, betterments, developments, extensions and enlargements thereto subsequently made, constructed or acquired, the rights and duties of the Company were the same as the rights and duties of the Predecessor Company would have been had the 2015 Merger not taken place; and
WHEREAS, pursuant to Section 14.04 of the Original Indenture, as restated by the Seventh Supplemental Indenture, in respect of property at the time of the 2015 Merger owned by the Company and/or of property thereafter acquired by the Company except said substitutions, replacements, additions, betterments, developments, extensions and enlargements to, of or upon the property owned by the Predecessor Company referred to in Section 14.03 of the Original Indenture, as restated by the Seventh Supplemental Indenture, the Original Indenture, as supplemented and modified shall not become or be a lien upon any of such property; and
WHEREAS, the series of bonds established under the Seventh Supplemental Indenture supplementing and modifying said Original Indenture and under each successive supplemental indenture have been designated respectively and are referred to herein as “Bonds of the 1976, 1978, 1979, 1980, 1981, 1982, 1983, 1986, 1987, 1988, 1989, 1989A, 1990, 1992, 1996, 1997, 1998, 1998A, 1999, 1999A, 2000, 2000A, 2001, 2003, 2004, 2005, 2006, 2007, 2009, 2009A, 1987A, 2010, 1991, 1993, 1992A, 2012, 2013, 2013A, 1994, 2014B, C and D, 2015, 2016, 2016A, 1994A, 2002, 2022, 2004A, 2024, 1996A, 1997A, 1998B, 1999B, 2003A, MTN, 2003B, 2004B, 2007A, 2012A, 2008, 2007B, 2033, 2015A, 2011, 2009B, 2014E, 2035, 2015B, 2010A, 2006A, 2008A, 2011B, 2018, 2024, 2020, 2028E, 2015F and 2025 Series”; and
WHEREAS, under the Original Indenture, as supplemented and modified, any new series of Bonds may at any time be established by the Board of Directors of the Company and the terms thereof may be specified by a supplemental indenture executed by the Company and the Trustee; and
WHEREAS, the Company proposes to create under the Original Indenture, as supplemented and modified as aforesaid and as further supplemented by this ______________ Supplemental Indenture (the Original Indenture as so supplemented and modified being hereinafter sometimes called the Indenture), a new series of Bonds to be designated First Mortgage Bonds, ___% Series due ________, such Bonds when originally issued to be dated _________, 20__ and to mature on ________, 20__ (hereinafter sometimes referred to as the Bonds of the ____ Series), and presently to issue $___,000,000 aggregate principal amount of the Bonds of the ____ Series; and

WHEREAS, all acts and proceedings required by law and by the Articles of Organization and Operating Agreement of the Company necessary to make the Bonds of the ____ Series, when executed by the Company, authenticated and delivered by the Trustee and duly issued, the valid, binding and legal obligations of the Company, and to constitute the Indenture a valid and binding mortgage for the security of all of the Bonds of the Company issued or to be issued under the Indenture, in accordance with its and their terms, have been done and taken; and the execution and delivery of this ______________ Supplemental Indenture have been in all respects duly authorized;
NOW, THEREFORE, THIS ______________ SUPPLEMENTAL INDENTURE WITNESSETH:
That in order to secure the payment of the principal of, premium, if any, and interest on, all Bonds at any time issued and outstanding under the Indenture, according to their tenor, purport and effect, and to secure the performance and observance of all the covenants and conditions in said Bonds and in the Indenture contained, and to declare the terms and conditions upon and subject to which the Bonds of the ___ Series are and are to be issued and secured, and for and in consideration of the premises and of the mutual covenants herein contained, and the acceptance of the Bonds of the ___ Series by the holder thereof, and of the sum of $1 duly paid to the Company by the Trustee, at or before the execution and delivery hereof, and for other valuable consideration, the receipt whereof is hereby acknowledged, the Company has executed and delivered this ______________ Supplemental Indenture, and by these presents does grant, bargain, sell, alienate, remise, release, convey, assign, transfer, mortgage, hypothecate, pledge, set over and confirm unto the Trustee, its successors in trust and assigns, the following property, rights, privileges and franchises hereinafter described, (1) owned by the Predecessor Company at the time of the 2015 Merger and constituting the trust estate allocated to the Company by the 2015 Merger Documents or (2) acquired or constructed by the Company after the 2015 Merger to the extent constituting substitutions, replacements, additions, betterments, developments, extensions or enlargements to, of or upon the trust estate, together in each case with any substitutions, replacements, additions, betterments, developments, extensions and enlargements thereto, thereof or thereupon subsequently made, constructed or acquired by the Company (other than excepted property as hereinafter defined):
CLAUSE I
All and singular the lands, real estate, chattels real, interests in land, leaseholds, ways, rights of way, grants, easements, servitudes, rights pursuant to ordinances, consents, permits, patents, licenses, lands under water, water and riparian rights, franchises, privileges, immunities, rights to construct, maintain and operate distribution and transmission systems, all other rights and interests, gas, water, steam and electric light, heat and power plants and systems, dams, and dam sites, stations and substations, powerhouses, electric transmission and distribution lines and systems, pipe lines, conduits, towers, poles, wires, cables and all other structures, machinery, engines, boilers, dynamos, motors, transformers, generators, electric and mechanical appliances, office buildings, warehouses, garages, stables, sheds, shops, tunnels, subways, bridges, other buildings and structures, implements, tools and other apparatus, appurtenances and facilities, materials and supplies, and all other property of any nature appertaining to any of the plants, systems, business or operations of the Company, whether or not affixed to the realty, used in the operation of any of the premises or plants or systems, or otherwise, constituting part of the trust estate at the time of the 2015 Merger or constituting substitutions, replacements, additions, betterments, developments, extensions or enlargements to, of or upon the trust estate (other than excepted property as hereinafter defined); including (but not limited to) all its properties situated in the Cities of Baton Rouge, Jennings and Lake Charles and in the Parishes of Acadia, Allen, Ascension, Beauregard, Calcasieu, Cameron, East Baton Rouge, East Feliciana, Iberia, Iberville, Jefferson Davis, Lafayette, Livingston, Pointe Coupee, St. Helena, St. Landry, St. Martin, St. Tammany, Tangipahoa, Vermilion, Washington, West Baton Rouge and West Feliciana, Louisiana, and vicinity constituting part of the trust estate at the time of the 2015 Merger or constituting substitutions, replacements, additions, betterments, developments, extensions or enlargements to the trust estate (other than excepted property as hereinafter defined).
CLAUSE II
All corporate, Federal, State, county (parish), municipal and other permits, consents, licenses, bridge licenses, bridge rights, river permits, franchises, patents, rights pursuant to ordinances, grants, privileges and immunities of every kind and description constituting part of the trust estate at the time of the 2015 Merger or constituting substitutions, replacements, additions, betterments, developments, extensions or enlargements to, of or upon the trust estate (other than excepted property as hereinafter defined).
CLAUSE III
Also all other property, real, personal or mixed, tangible or intangible of every kind, character and description, constituting part of the trust estate at the time of the 2015 Merger or constituting substitutions, replacements, additions, betterments, developments, extensions or enlargements to, of or upon the trust estate (other than excepted property as hereinafter defined), whether or not useful in the generation, manufacture, production, transportation, distribution, sale or supplying of electricity, steam, water or gas.
CLAUSE IV
PROPERTIES EXCEPTED
There is, however, expressly excepted and excluded from the lien and operation of this Indenture (1) all "excepted property" as defined and described in Granting Clause VII of the Indenture (omitting from such exception specifically described property thereafter expressly subjected to the lien of the Indenture), (2) all property owned by the Company prior to the 2015 Merger and (3) all property acquired by the Company after the 2015 Merger not constituting substitutions, replacements, additions, betterments, developments, extensions or enlargements to, of or upon the trust estate.
TO HAVE AND TO HOLD the trust estate and all and singular the lands, properties, estates, rights, franchises, privileges and appurtenances hereby mortgaged, hypothecated, conveyed, pledged or assigned, or intended so to be, together with all the appurtenances thereto appertaining and the rents, issues and profits thereof, unto the Trustee and its successors in trust and to its assigns, forever.
SUBJECT, HOWEVER, to the exceptions (except as omitted above in Clause IV hereof), reservations, restrictions, conditions, limitations, covenants and matters recited in Article Twenty of the Indenture, and in each respective Article Three of the Eighth and each consecutive succeeding Supplemental Indenture through the Seventeenth Supplemental Indenture and, likewise, of the Nineteenth through the Thirty-seventh Supplemental Indentures and, likewise, of the Thirty-ninth through the Fifty-seventh Supplemental Indentures or contained in any deeds and other instruments whereunder the Company has acquired any of the property now owned by it, to permitted encumbrances as defined in Subsection B of Section 1.07 of the Indenture, and, with respect to any property which the Company may hereafter acquire, to all terms, conditions, agreements, covenants, exceptions and reservations expressed or provided in the deeds or other instruments, respectively, under and by virtue of which the Company shall hereafter acquire the same and to any liens thereon existing, and to any liens for unpaid portions of the purchase money placed thereon, at the time of such acquisition.
BUT, IN TRUST, NEVERTHELESS, for the equal and proportionate use, benefit, security and protection of those who from time to time shall hold the Bonds and coupons, if any, authenticated and delivered under the Indenture and duly issued by the Company, without any discrimination, preference or priority of any one Bond or coupon, if any, over any other by reason of priority in the time of issue, sale or negotiation thereof or otherwise, except as provided in Section 12.28 of the Original Indenture, as restated by the Seventh Supplemental Indenture, so that, subject to said Section 12.28 of the Original Indenture, as restated by the Seventh Supplemental Indenture, each and all of said Bonds and coupons, if any, shall have the same right, lien and privilege under the Indenture and shall be equally secured thereby and shall have the same proportionate interest and share in the trust estate, with the same effect as if all the Bonds and coupons, if any, had been issued, sold and negotiated simultaneously.
AND UPON THE TRUSTS, USES AND PURPOSES and subject to the covenants, agreements and conditions of the Original Indenture as modified and supplemented by previous supplemental indentures and by this ______________ Supplemental Indenture.

ARTICLE ONE

BONDS OF THE ____ SERIES AND
CERTAIN PROVISIONS RELATING THERETO
Section 1.01
A.    Terms of Bonds of the ____ Series. There is hereby established a new series of Bonds to be issued under and secured by the Indenture, to be known as and entitled “First Mortgage Bonds, ____% Series due _______”. The definitive Bonds of the ____ Series shall be registered Bonds without coupons of the denominations of $1,000 and in multiples of $1,000 in excess thereof as shall be authorized by written order of the Company, numbered R-1 consecutively upwards. Bonds of the ____ Series may be issued in the first instance (until definitive Bonds to be issued in exchange therefor are prepared and ready for delivery) as temporary Bonds dated _________, 20__, in denominations of $1,000 and of such multiples of $1,000 as shall have been authorized, as aforesaid, numbered TR-1 consecutively upwards, in substantially the form of Bond set forth in Section 1.01B of this ______________ Supplemental Indenture, with changes therein appropriate to their character.
Bonds of the ____ Series shall be dated as provided in Section 3.05 of the Indenture. Notwithstanding the provisions of said Section 3.05, so long as there is no default in the payment of interest on Bonds of the ____ Series existing at the time of the authentication hereinafter referred to, all Bonds of the ____ Series authenticated by the Trustee between the record date (as hereinafter in this Section defined) for any interest payment date for Bonds of the ____ Series and such interest payment date shall be dated the date of and shall bear interest from such interest payment date; provided, however, that if and to the extent the Company shall default in the payment of such interest due on such interest payment date, then any such Bond of the ____ Series shall bear interest from the interest payment date immediately preceding the date of such Bond of the ____ Series. The Bonds of the ____ Series shall mature on ___________ and, beginning on _________, 20__, shall bear interest at the rate of ____% per annum until the payment of the principal thereof, such interest to be payable semiannually on _______ and _______ in each year, commencing __________, 20__, and on the maturity date. If any interest payment date for the Bonds of the ____ Series falls on a day that is not a Business Day, the payment of interest will be made on the next succeeding Business Day, and no interest on such payment shall accrue for the period from and after such interest payment date. If the maturity date or any redemption date of the Bonds of the ____ Series falls on a day that is not a Business Day, the payment of principal (and premium, if any) and interest (to the extent payable with respect to the principal being redeemed if on a redemption date) will be made on the next succeeding Business Day, and no interest on such payment shall accrue for the period from and after the maturity date or such redemption date. Interest on the Bonds of the ____ Series will be calculated on the basis of a 360-day year consisting of twelve 30-day months.
The person in whose name any Bond of the ____ Series is registered at the close of business on any record date with regard to any interest payment date shall be entitled to receive the interest payable thereon on such interest payment date notwithstanding the cancellation of such Bond upon any transfer or exchange thereof subsequent to such record date and prior to such interest payment date, unless the Company shall default in the payment of the interest due on such interest payment date, in which case such defaulted interest shall be paid to the person in whose name such Bond is registered on the date of payment of such defaulted interest. The term "record date" as used in this Section with regard to any interest payment date shall mean the close of business on the Business Day immediately preceding such interest payment date. Both principal of and interest on the Bonds of the ____ Series will be paid in any coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts, at the corporate trust office in the Borough of Manhattan, City and State of New York, of the Trustee.
The definitive Bonds of the ____ Series may be issued in the form of Bonds engraved, printed, lithographed, or partly engraved and partly printed or lithographed, on steel engraved borders or typed.
Upon compliance with the provisions of Section 3.10 of the Indenture, subject to the provisions of any legend set forth thereon, Bonds of the ____ Series may be exchanged for a new Bond or Bonds of the said Series of different authorized denominations of like aggregate principal amount. Upon any exchange or transfer of Bonds of the ____ Series, the Company may make a charge therefor sufficient to reimburse it for any stamp tax or other governmental charge incident thereto, as provided in Section 3.11 of the Indenture, but the Company hereby waives any right to make a charge in addition thereto for any exchange or transfer of Bonds of said Series.
The Company shall not be required to make transfers or exchanges of any Bond or Bonds of the ____ Series for a period of ten (10) days next preceding any interest payment date of said Series, or next preceding any designation of Bonds of said Series to be redeemed. The Company shall not be required to make transfers or exchanges of any Bond or Bonds of the ____ Series designated in whole or part for redemption.
The Trustee hereunder shall, by virtue of its office as such Trustee, be the registrar and transfer agent of the Company for the purpose of registering and transferring Bonds of the ____ Series.
B.    Form of Bonds of the ____ Series. The Bonds of the ____ Series, and the Trustee’s authentication certificate to be executed on the Bonds of the ____ Series, shall be in substantially the following forms, respectively:
[FORM OF FACE OF BOND OF THE _____ SERIES]
[depository legend to be included on Bonds of the ____ Series]
Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Company or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

No. R-___	CUSIP _________________
$_____________
ENTERGY LOUISIANA, LLC
FIRST MORTGAGE BOND ____% SERIES
DUE _____________
ENTERGY LOUISIANA, LLC, a Texas limited liability company (hereinafter sometimes called the “Company”), for value received, hereby promises to pay to _____________________, or registered assigns,, the principal amount set forth on Schedule I hereto on ______________, and to pay interest thereon from _______, 20__, if the date of this bond is prior to ________, 20__, or, if the date of this bond is on or after ________, 20__, from the ______ or _______ immediately preceding the date of this bond to which interest has been paid on bonds of this series (unless the date hereof is an interest payment date to which interest has been paid, in which case from the date hereof) at the rate of ___% per annum, on ________ and _______ of each year, commencing _________, 20__, and at maturity or earlier redemption, until payment of the principal hereof. The interest so payable on any __________ or ___________ will be paid to the person in whose name this bond is registered at the close of business on the Business Day next preceding such interest payment date, unless the Company shall default in the payment of the interest due on such interest payment date, in which case such defaulted interest shall be paid to the person in whose name this bond is registered on the date of payment of such defaulted interest. If any interest payment date for this bond falls on a day that is not a Business Day, the payment of interest will be made on the next succeeding Business Day, and no interest on such payment shall accrue for the period from and after the interest payment date. If the maturity date or any redemption date of this bond falls on a day that is not a Business Day, the payment of principal and interest (to the extent payable with respect to the principal being redeemed if on a redemption date) will be made on the next succeeding Business Day, and no interest on such payment shall accrue for the period from and after the maturity date or such redemption date.
Both principal of and interest on this bond will be paid in any coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts, at the corporate trust office in the Borough of Manhattan, City and State of New York, of the Trustee under the Indenture.
This bond shall not become or be valid or obligatory for any purpose until the authentication certificate hereon shall have been signed by the Trustee.
The provisions of this bond are continued on the reverse hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

IN WITNESS WHEREOF, Entergy Louisiana, LLC has caused these presents to be executed in its company name, by facsimile signature or manually, by its President or one of its Vice Presidents and by its Treasurer or an Assistant Treasurer under its company seal or a facsimile thereof, all as of _________, 20__.

ENTERGY LOUISIANA, LLC

By: _____________________________________
Name:
Title:

And By: __________________________
Name:
Title:
[SEAL]

[FORM OF REVERSE OF BOND OF THE ____ SERIES]

ENTERGY LOUISIANA, LLC
FIRST MORTGAGE BOND, ____% SERIES
DUE _______________ (Continued)
This bond is one of the bonds, of the above designated series, of an authorized issue of bonds of the Company, known as First Mortgage Bonds, issued or issuable in one or more series under and equally secured (except insofar as any sinking and/or improvement fund or other fund established in accordance with the provisions of the Indenture hereinafter mentioned may afford additional security for the bonds of any specific series) by an Indenture of Mortgage dated September 1, 1926, as supplemented and modified by indentures supplemental thereto, to and including a ______________ Supplemental Indenture dated as of ____________, 20__ to The Bank of New York Mellon, as Trustee, to which Indenture of Mortgage, as so supplemented and modified, and all indentures supplemental thereto (herein sometimes called the “Indenture”) reference is hereby made for a description of the property mortgaged and pledged as security for said bonds, the nature and extent of the security, and the rights, duties and immunities thereunder of the Trustee, the rights of the holders of said bonds and of the Trustee and of the Company in respect of such security, and the terms upon which said bonds may be issued thereunder.
This bond is redeemable as provided in the Indenture, including the right of the Company to give notice of redemption conditioned upon its deposit of funds provided for in the ______________ Supplemental Indenture with respect to this series.
The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than seventy-five percent in principal amount of the bonds (exclusive of the bonds disqualified by reason of the Company’s interest therein) at the time outstanding, including, if more than one series of bonds shall be at the time outstanding, not less than sixty percent in principal amount of each series affected, to effect, by an indenture supplemental to the Indenture, modifications or alterations of the Indenture and of the rights and obligations of the Company and of the holders of the bonds; provided, however, that no such modification or alteration shall be made without the written approval or consent of the registered owner hereof which will (a) extend the maturity of this bond or reduce the rate or extend the time of payment of interest hereon or reduce the amount of the principal hereof, or (b) permit the creation of any lien, not otherwise permitted, prior to or on a parity with the lien of the Indenture, or (c) reduce the percentage of the principal amount of the bonds upon the approval or consent of the holders of which modifications or alterations may be made as aforesaid. Each initial and future holder of the bonds of this series, by its acquisition of an interest in such bonds, irrevocably (a) consents to the amendments set forth in Article Three of the Eighty-first Supplemental Indenture without any other or further action by any holder of such bonds, and (b) designates the Trustee, and its successors, as its proxy with irrevocable instructions to vote and deliver written consents on behalf of such holder in favor of such amendments at any bondholder meeting, in lieu of any bondholder meeting, in any consent solicitation or otherwise.
This bond is transferable by the registered owner hereof in person or by his duly authorized attorney at the corporate trust office in the Borough of Manhattan, City and State of New York, of the Trustee upon surrender of this bond for cancellation and upon payment, if the Company shall so require, of any stamp tax or other governmental charge incident thereto as provided for in the Indenture, and thereupon a new registered bond of the same series of like principal amount will be issued to the transferee in exchange therefor.
The registered owner of this bond, at the option of said owner, may surrender the same for cancellation at said office and receive in exchange therefor the same aggregate principal amount of bonds of the same series but of other authorized denominations, upon payment, if the Company shall so require, of the charges provided for in the Indenture and subject to the terms and conditions therein set forth.

If a default as defined in the Indenture shall occur, the principal of this bond may become or be declared due and payable before maturity in the manner and with the effect provided in the Indenture. The holders, however, of certain specified percentages of the bonds at the time outstanding, including in certain cases specified percentages of bonds of particular series, may in those cases, to the extent and under the conditions provided in the Indenture, waive certain defaults thereunder and the consequences of such defaults.
No recourse shall be had for the payment of the principal of or the interest on this bond, or for any claim based hereon, or otherwise in respect hereof or of the Indenture, against any incorporator, shareholder, director or officer, past, present or future, as such, of the Company or of any predecessor or successor company, either directly or through the Company or such predecessor or successor company, under any constitution or statute or rule of law, or by the enforcement of any assessment or penalty, or otherwise, all such liability of incorporators, shareholders, directors and officers, as such, being waived and released by the holder and owner hereof by the acceptance of this bond and as provided in the Indenture.
[FORM OF TRUSTEE’S AUTHENTICATION CERTIFICATE FOR BONDS]

TRUSTEE’S AUTHENTICATION CERTIFICATE
This is one of the bonds, of the series designated therein, described in the within-mentioned Indenture.
THE BANK OF NEW YORK MELLON,
As Trustee

By: ______________________________
Authorized Officer

Section 1.02. Redemption Provisions for Bonds of the ____ Series. The Bonds of the ____ Series shall [not] be redeemable at the option of the Company, in whole or in part, prior to maturity, upon notice (which redemption may be made subject to the deposit of the redemption moneys with the Trustee prior to the date designated for redemption) mailed to each registered owner at its last address appearing on the bond register not less than 30 days nor more than 60 days prior to the date fixed for redemption [terms to be inserted at time of pricing].
Section 1.03. Limitation on Issue of Bonds of the ____ Series. The principal amount of the Bonds of the ____ Series shall not be limited except as provided in Section 3.01 of the Indenture, and except as may otherwise be provided in an indenture supplemental to the Indenture, including this Section 1.03. Upon the delivery of this ______________ Supplemental Indenture and upon compliance with the applicable provisions of the Indenture, there shall be an initial issue of Bonds of the ____ Series in the aggregate principal amount of $___,000,000. Additional Bonds of the ____ Series having substantially the same terms as the outstanding Bonds of the ____ Series (except for the issue date and, if applicable, the initial interest payment date) may be issued by the Company, subject to satisfaction of the requirements of the Indenture, without notice to or the consent of the existing holders of the Bonds of the ____ Series.
Section 1.04. Duration of Effectiveness of Article One. Sections 1.01 and 1.02 of this article shall be of force and effect only so long as any Bonds of the ____ Series are outstanding.

ARTICLE TWO
Section 2.01. This ______________ Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Original Indenture as supplemented and modified. As heretofore supplemented and modified, and as supplemented hereby, the Original Indenture is in all respects ratified and confirmed, and the Original Indenture, as heretofore supplemented and modified, and this ______________ Supplemental Indenture shall be read, taken and construed as one and the same instrument.
Section 2.02. The recitals in this ______________ Supplemental Indenture are made by the Company only and not by the Trustee; and all of the provisions contained in the Original Indenture as supplemented and modified, in respect to the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect hereof as fully and with like effect as if set forth herein in full.
Section 2.03. Although this ______________ Supplemental Indenture is dated for convenience and for the purpose of reference as of _________, 20__, the actual date or dates of execution by the Company and by the Trustee are as indicated by their respective acknowledgements hereto annexed.
Section 2.04. In order to facilitate the recording or filing of this ______________ Supplemental Indenture, the same may be simultaneously executed in several counterparts and each shall be deemed to be an original and such counterparts shall together constitute one and the same instrument.
Section 2.05. The words “herein”, “hereof”, “hereunder” and other words of similar import refer to this ______________ Supplemental Indenture. All other terms used in this ______________ Supplemental Indenture shall be taken to have the same meaning as in the Original Indenture and indentures supplemental thereto, except in cases where the context clearly indicates otherwise.
ARTICLE THREE
Section 3.01. Each initial and future holder of Bonds of the ____ Series, by its acquisition of an interest in such Bonds, irrevocably (a) consents to the amendment set forth in Sections 3.01, 3.02, 3.03, 3.04, 3.05, 3.06 and 3.07 of the Eighty-first Supplemental Indenture without any other or further action by any holder of such Bonds, and (b) designates the Trustee, and its successors, as its proxy with irrevocable instructions to vote and deliver written consents on behalf of such holder in favor of such amendments at any bondholder meeting, in lieu of any bondholder meeting, in any consent solicitation or otherwise.

IN TESTIMONY WHEREOF, ENTERGY LOUISIANA, LLC has caused these presents to be executed in its name and behalf by its President or a Vice President and its company seal to be hereunto affixed or a facsimile thereof printed hereon and attested by its Secretary or an Assistant Secretary, and THE BANK OF NEW YORK MELLON, in token of its acceptance hereof, has likewise caused these presents to be executed in its name and behalf by one of its Vice Presidents, Senior Associates or Associates and its corporate seal to be hereunto affixed and attested by one of its Vice Presidents, Senior Associates or Associates, each in the presence of the respective undersigned Notaries Public, and of the respective undersigned competent witnesses, as of the day and year first above written.
ENTERGY LOUISIANA, LLC
By: ______________________________________
Name:
Title:
(COMPANY SEAL)
Attest:
________________________
Name:
Title:

Signed in the presence of:

__________________________________
Name:

__________________________________
Name:
THE BANK OF NEW YORK MELLON

By: __________________________________
Name:
Title:
Attest:

__________________________________
Name:
Title:

Signed, sealed and delivered by in the presence of:

___________________________________
Name:

___________________________________
Name:

ENTERGY LOUISIANA, LLC
United States of America,
State of Louisiana,         ss:
Parish of Orleans
I, the undersigned, a Notary Public duly qualified, commissioned, sworn and acting in and for the Parish and State aforesaid, hereby certify that, on this ____ day of _______, 20__:
Before me personally appeared _____________, __________________, and ________________________, ___________________, of Entergy Louisiana, LLC, both of whom are known to me to be the persons whose names are subscribed to the foregoing instrument and both of whom are known to me to be _________________ and ________________, respectively, of said ENTERGY LOUISIANA, LLC, and separately acknowledged to me that they executed the same in the capacities therein stated for the purposes and considerations therein expressed and as the act and deed of ENTERGY LOUISIANA, LLC
Before me personally came ___________________, to me known, who being by me duly sworn, did depose and say, that he resides in _____________________; that he/she is _____________________________ of ENTERGY LOUISIANA, LLC, one of the companies described in and which executed the above instrument; that he/she knows the seal of said company; that the seal affixed to or printed on said instrument is such company seal; that it was so affixed by order of the Board of Directors of said company, and that he/she signed his/her name thereto by like order.
BE IT REMEMBERED, that before me, and in the presence of ____________ and _________________, competent witnesses, residing in said State, personally came and appeared _________________ and _____________________, ______________________ and ______________________, respectively, of ENTERGY LOUISIANA, LLC, a limited liability company created by and existing under the laws of the State of Louisiana, with its Louisiana domicile in the City of Jefferson, Louisiana, and said ________________ and ________________ declared and acknowledged to me, Notary, in the presence of the witnesses aforesaid, that they signed, executed and sealed the foregoing supplemental indenture for and on behalf of and in the name of ENTERGY LOUISIANA, LLC, and have affixed the company seal of said company to the same or caused it to be printed thereon, by and with the authority of the Board of Directors of said Company.
GIVEN UNDER MY HAND AND SEAL OF OFFICE this ____ day of _______, 20__.
(Notarial Seal)

__________________________________
Name:
Notary Public No.
Parish of _____________, State of Louisiana
My Commission is for Life.

STATE OF NEW YORK
                                                            } ss.:
COUNTY OF NEW YORK
On the ____ day of _______, 20__, before me appeared _______________, to me personally known or proved to me on the basis of satisfactory evidence and, who, being by me duly sworn, did say that he/she is a _____________ of THE BANK OF NEW YORK MELLON, and that the seal affixed to the above instrument is the corporate seal of said entity and that said instrument was signed and sealed in behalf of said entity by authority of its Board of Directors, and said _________________ acknowledged said instrument to be the free act and deed of said entity.
On the ____ day of _______, 20__, before me personally came ____________, to me known or proved to me on the basis of satisfactory evidence and, who, being by me duly sworn, did depose and say that he/she resides in ________________; that he/she is a ____________ of THE BANK OF NEW YORK MELLON, one of the entities described in and which executed the above instrument; that he/she knows the seal of said entity; that the seal affixed to said instrument is such seal, that it was so affixed by order of the Board of Directors of said entity, and that he/she signed his/her name thereto by like order.

__________________________________ ________________, Notary Public State of New York No. _________________ Qualified in ___________ County Commission Expires ____________, 20__